Exhibit 99.1

Scholar Rock Announces the Addition of Richard Brudnick to Its Board of Directors

CAMBRIDGE, Mass.--(BUSINESS WIRE)--April 10, 2023--Scholar Rock (NASDAQ: SRRK), a Phase 3 clinical-stage biopharmaceutical company focused on the treatment of serious diseases in which protein growth factors play a fundamental role, today announced that Richard Brudnick, has been appointed to Scholar Rock’s Board of Directors as an independent director. Mr. Brudnick is an accomplished biotechnology executive with over three decades of industry experience specializing in the corporate development of companies spanning across multiple specialties, stages and therapeutic areas.

“We are pleased to welcome Richard to Scholar Rock’s Board of Directors. Richard brings extensive corporate development experience and leadership acumen, having held several executive positions and currently serving as Chief Business Officer of Prime Medicine, which will be instrumental as Scholar Rock advances towards becoming a fully integrated biopharmaceutical company,” said David Hallal, Chairman of the Board of Scholar Rock. “As Scholar Rock’s deep pipeline continues to advance, the board and executive leadership team will benefit from Richard’s decades of broad experience in corporate development and strategy.”

“Scholar Rock has an impressive pipeline with the potential to meaningfully improve the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders and cancer,” said Mr. Brudnick. “I am excited to join the company’s Board of Directors, and I look forward to working with the other board members and the leadership team at this pivotal stage.”

Mr. Brudnick joined Prime Medicine as Chief Business Officer in July 2022 and is responsible for corporate development and strategy. Prior to Prime, he served as Chief Business Officer and Head of Strategy of Codiak BioSciences, a leader in the field of exosome therapeutics. Before joining Codiak, Mr. Brudnick served as Executive Vice President of Business Development and Alliance Management at Bioverativ, where he led business development efforts to build a significant pipeline in rare blood disorders. Earlier, Mr. Brudnick spent nearly 15 years at Biogen where he initiated, led and completed transactions that led to several marketed products including Leqembi, Tecfidera, Spinraza and its biosimilars joint venture with Samsung.

Mr. Brudnick holds an M.S. and B.S. in Management Science from Massachusetts Institute of Technology Sloan School of Management. He also serves as a director of InflaRx and Tamarix Pharma.

About Scholar Rock

Scholar Rock is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative medicines for the treatment of serious diseases in which signaling by protein growth factors plays a fundamental role. Scholar Rock is creating a pipeline of novel product candidates with the potential to transform the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders, cancer, and fibrosis. Scholar Rock’s approach to targeting the molecular mechanisms of growth factor activation enabled it to develop a proprietary platform for the discovery and development of monoclonal antibodies that locally and selectively target these signaling proteins at the cellular level. By developing product candidates that act in the disease microenvironment, the Company intends to avoid the historical challenges associated with inhibiting growth factors for therapeutic effect. Scholar Rock believes its focus on biologically validated growth factors may facilitate a more efficient development path. For more information, please visit www.ScholarRock.com or follow Scholar Rock on Twitter (@ScholarRock) and LinkedIn (https://www.linkedin.com/company/scholar-rock/).

Availability of Other Information About Scholar Rock

Investors and others should note that we communicate with our investors and the public using our company website www.scholarrock.com, including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on Twitter and LinkedIn. The information that we post on our website or on Twitter or LinkedIn could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Scholar Rock’s future expectations, plans and prospects, including without limitation, Scholar Rock’s expectations regarding its growth, strategy, progress and development timing, the ability of any individual to affect the growth, strategy, and progress of Scholar Rock, and the potential of its product candidates and proprietary platform. The use of words such as “may,” “might,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, without limitation, Scholar Rock’s ability to provide the financial support, resources and expertise necessary to identify and develop product candidates on the expected timeline, the data generated from Scholar Rock’s nonclinical and preclinical studies and clinical trials, and Scholar Rock’s ability to manage expenses and to obtain additional funding when needed to support its business activities and establish and maintain strategic business alliances and new business initiatives, as well as those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Contacts

Scholar Rock:

Investors
Rushmie Nofsinger
Scholar Rock
rnofsinger@scholarrock.com
ir@scholarrock.com
857-259-5573

Media
Teagan White
Finn Partners
teagan.white@finnpartners.com
media@scholarrock.com
212-583-2729